UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (866) 960-1539

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 13, 2015, GlyEco, Inc., a Nevada corporation (the "Company"), held its 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting") in Phoenix, AZ.

At the close of business on September 21, 2015, the record date for the determination of stockholders entitled to vote at the 2015 Annual Meeting, the Company had 71,303,303 shares of common stock issued and outstanding. The holders of 45,699,560 shares of stock were represented either in person or by proxy at the 2015 Annual Meeting, therefore constituting a quorum.

At the 2015 Annual Meeting, the stockholders of the Company voted on the following proposals:

Proposal No. 1: Election of Directors

The stockholders elected Dwight Mamanteo, David Ide, Michael Jaap, Richard Q. Opler, Karim Babay, Charles Trapp, and Frank Kneller as directors of the Company to serve for a one-year term or until their successors have been elected and qualified. The voting results were as follows:

Name	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Dwight Mamanteo	26,944,544	528,000	0	18,226,216
David Ide	27,357,344	116,000	0	18,226,216
Michael Jaap	27,012,344	461,000	0	18,226,216
Richard Q. Opler	27,007,544	465,800	0	18,226,216
Karim Babay	26,739,698	733,646	0	18,226,216
Charles Trapp	27,007,544	465,800	0	18,226,216
Frank Kneller	27,003,544	469,800	0	18,226,216

Proposal No. 2: Ratification of Appointment of Semple, Marchal & Cooper, LLP

The stockholders ratified the appointment of KMJ Corbin & Company, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
44,884,356	171,845	643,359	0

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: November 18, 2015	By:	/s/ David Ide
David Ide
Chief Executive Officer and President
(Principal Executive Officer)